UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2015

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Underwriting Agreement

On February 25, 2015, AMAG Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 3,977,272 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $44.00 per share (the “Offering Price”), less underwriting discounts and commissions. The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $164.2 million. The Offering is expected to close on or about March 3, 2015, subject to the satisfaction of customary closing conditions. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 596,590 shares of Common Stock at the Offering Price.  J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. are acting as joint book-running managers for the Offering. Cowen and Company, LLC and Robert W. Baird & Co. Incorporated are acting as co-managers for the Offering.

The Common Stock is being offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 ASR and an accompanying prospectus (File No. 333-202252) filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2015 and a preliminary prospectus filed with the Commission in connection with the Offering.  The legal opinion of Goodwin Procter LLP relating to the validity of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

In the Underwriting Agreement, the Company makes customary representations, warranties and covenants and also agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Warrant Confirmations

On February 23, 2015, in connection with the Offering, the Company entered into a letter agreement (the “Amendment”), which amended the terms and conditions of (i) the Base Warrants Confirmation (the “Base Warrants Confirmation”), dated as of February 11, 2014, between the Company and JPMorgan Chase Bank, National Association, London Branch (the “Dealer”) and (ii) the Additional Warrants Confirmation (the “Additional Warrants Confirmation” and together with the Base Warrants Confirmation, the “Confirmations”), dated as of February 13, 2014, between the Company and the Dealer. Pursuant to the Amendment, the Dealer has agreed to forego rights to a certain number of Shares it is entitled to under the Confirmations.

The foregoing description of the Amendment is qualified in its entirety by reference to the available text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (or as an exhibit to an earlier filing), the Base Warrants Confirmation and the Additional Warrants Confirmation, each of which previously filed as Exhibit 10.4 and Exhibit 10.10, respectively, to the Company’s Current Report on Form 8-K filed February 14, 2014, File No. 001-10865.

Item 8.01.  Other Events.

On February 24, 2015, the Company issued a press release announcing the Offering and on February 25, 2015, the Company issued a press release announcing the pricing of the Offering.  Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

Exhibit Number	Description

1.1

Underwriting Agreement, dated as of February 25, 2015, among AMAG Pharmaceuticals, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named therein

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release dated February 24, 2015

99.2	Press release dated February 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

	By:	Frank E. Thomas
Frank E. Thomas
Executive Vice President and Chief Operating Officer

Date:	February 26, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated as of February 25, 2015, among AMAG Pharmaceuticals, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named therein

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release dated February 24, 2015

99.2	Press release dated February 25, 2015